CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





The Board of Directors
Cybersia Capital Corp.




We consent to the use in this Registration Statement on Form SB-2/A2 of our report included herein dated August 22, 2002, relating to the consolidated financial statements of Cybersia Capital Corp.



/s/ Kempisty & Company CPA's, P.C.
-----------------------------------
KEMPISTY & COMPANY
Certified Public Accountants, P.C.
New York, New York
September 19, 2002

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